         As filed with the Securities and Exchange Commission on October 9, 1996
                                                     Registration No. 333-______

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                               HAMBRECHT & QUIST GROUP
                (Exact name of registrant as specified in its charter)

        DELAWARE                                               94-3246636
-------------------------------                            -------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                                   One Bush Street
                           San Francisco, California 94104
                       (Address of principal executive offices)


                                   1996 EQUITY PLAN

                                1995 STOCK OPTION PLAN

                                1985 STOCK OPTION PLAN

                    STOCK OPTION AGREEMENTS WITH SEVEN INDIVIDUALS

                              (Full title of the Plans)

                                  DANIEL H. CASE III
                        President and Chief Executive Officer
                               Hambrecht & Quist Group
                                   One Bush Street
                           San Francisco, California 94104
                                    (415) 576-3300
              (Name, address and telephone number of agent for service)

                                      COPIES TO:
                                  Francis S. Currie
                                    Neil J. Wolff
                           Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                                  650 Page Mill Road
                           Palo Alto, California 94304-1050
                                    (415) 493-9300

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
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                            CALCULATION OF REGISTRATION FEE
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                                                             Proposed     Proposed
            Title of                                         Maximum       Maximum
           Securities                         Amount         Offering     Aggregate      Amount of
             to be                            to be           Price       Offering     Registration
           Registered                       Registered      Per Share      Price            Fee
1996 Equity Plan
Common Stock, $.01 par value                 3,000,000         $18.75  $56,250,000(1)       $17,045

1995 Stock Option Plan
Common Stock, $.01 par value                 4,153,640          $7.91  $32,855,292(2)        $9,956

1985 Stock Option Plan
Common Stock, $.01 par value                   432,800          $2.73   $1,181,544(3)          $358

Stock Option Agreements
Common Stock, $.01 par value                 1,087,080          $6.12   $6,652,430(4)        $2,016
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

(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 3,000,000 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the New York Stock Exchange on October 3, 1996 because the price at which the options to be granted in the future may be exercised and the price at which shares are to be granted in the future is not currently determinable.

(2) Computation based on the weighted average exercise price per share of $7.91 as to 4,153,640 outstanding but unexercised options to purchase Common Stock under the 1995 Stock Option Plan.

(3) Computation based on the weighted average exercise price per share of $2.73 as to 432,800 outstanding but unexercised options to purchase Common Stock under the 1985 Stock Option Plan.

(4) Computation based on the weighted average exercise price per share of $6.12 as to 1,087,080 outstanding but unexercised options to purchase Common Stock under the Company's Stock Option Agreements with Daniel H. Case III, Paul L. Hallingby, Howard B. Hillman, William E. Mayer, David M. McAuliffe, Edmund H. Shea, Jr. and Lawrence J. Stupski.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INFORMATION INCORPORATED BY REFERENCE.

    The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

    (a) The audited financial statements for the Registrant's fiscal year ended September 30, 1995 and the unaudited financial statements for the nine-month fiscal period ended June 30, 1996 contained in the Prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on August 9, 1996.

    (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 20, 1996.

    (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Steven N. Machtinger, General Counsel and Secretary of the Registrant, beneficially owns 179,089 shares of the Registrant's Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). In June 1996, the Registrant entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

Item 8.  EXHIBITS.

      Exhibit
      Number                              Document
     ---------     -----------------------------------------------------------

       5.01 Opinion of Steven N. Machtinger, General Counsel, as to the legality of securities being registered

      10.01*       Registrant's 1996 Equity Plan

      10.02*       Hambrecht & Quist Group 1995 Stock Option Plan

      10.03* Form of Hambrecht & Quist Group 1995 Stock Option Plan Nonstatutory Stock Option Agreement

      10.04 Hambrecht & Quist Group 1985 Stock Option Plan and form of Stock Option Agreement

      10.05        Form of Stock Option Agreement with Daniel H. Case III, Paul
                   L. Hallingby, Howard B. Hillman, William E. Mayer, David M. McAuliffe, Edmund H. Shea, Jr. and Lawrence J. Stupski.

      23.01        Consent of Arthur Andersen LLP, Independent Public
                   Accountants

      24.01        Power of Attorney (see page II-5)

      * Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 333-6431), in the form declared effective on August 8, 1996.

Item 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on October 8, 1996.

                             HAMBRECHT & QUIST GROUP
                             a Delaware corporation

                             By:  /s/ DANIEL H. CASE III
                                  ----------------------------------------
                                  President and Chief Executive Officer

                             By:  /s/ PATRICK J. ALLEN
                                  ----------------------------------------
                                  Vice President and Chief Financial Officer

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel H. Case III, Patrick J. Allen and Steven N. Machtinger, or any of them (with full power to each of them to act alone), his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                      TITLE                      DATE

/s/ WILLIAM R. HAMBRECHT     Chairman of the Board of      October 8, 1996
--------------------------   Directors
  William R. Hambrecht

/s/ DANIEL H. CASE III       President, Chief Executive    October 8, 1996
--------------------------   Officer and Director
  Daniel H. Case III         (Principal Executive Officer)

/s/ WILLIAM R. TIMKEN        Vice Chairman of the          October 8, 1996
--------------------------   Board of Directors
  William R. Timken

/s/ PATRICK J. ALLEN         Vice President and Chief      October 8, 1996
--------------------------   Financial Officer (Principal
Patrick J. Allen             Financial and Accounting
                             Officer)

/s/ WILLIAM E. MAYER         Director                      October 8, 1996
--------------------------
  William E. Mayer

/s/ HOWARD B. HILLMAN        Director                      October 8, 1996
--------------------------
  Howard B. Hillman

/s/ EDMUND H. SHEA, JR.      Director                      October 8, 1996
--------------------------
  Edmund H. Shea, Jr.

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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                               -----------------------

                                       EXHIBITS

                               -----------------------

                          REGISTRATION STATEMENT ON FORM S-8

                               HAMBRECHT & QUIST GROUP

                                  INDEX TO EXHIBITS



Exhibit
Number                                    Description
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5.01                    Opinion of Steven N. Machtinger, General Counsel, as to
                        the legality of securities being registered.

10.01*                  Registrant's 1996 Equity Plan

10.02*                  Hambrecht & Quist Group 1995 Stock Option Plan

10.03* Form of Hambrecht & Quist Group 1995 Stock Option Plan Nonstatutory Stock Option Agreement

10.04 Hambrecht & Quist Group 1985 Stock Option Plan and form of Stock Option Agreement

10.05 Form of Stock Option Agreement with Daniel H. Case III, Paul L. Hallingby, Howard B. Hillman, William E. Mayer, David M. McAuliffe, Edmund H. Shea, Jr. and Lawrence J. Stupski.

23.01                   Consent of Arthur Andersen LLP, Independent Public
                        Accountants

24.01                   Power of Attorney (see page II-5)

* Incorporated by reference to exhibit filed with the Company's Registration Statement on Form S-1 (file no. 333-6431), in the form declared effective on August 8, 1996.